SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 21, 2005

                                    CAPITAL HILL GOLD, INC.

             (Exact name of registrant as specified in its charter)


                                     Florida

                 (State or other jurisdiction of incorporation)


          0-32375                                                   65-0067192
(Commission File Number)                     (IRS Employer Identification No.)


 5486 Tiger Bend Lane, Morrison CO                                        80465
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (239) 513-9265

1403 East 900 South, Salt Lake City, Utah                                  84105
-----------------------------------------                                 -----
(Former address)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1..01.       Entry into a Material Definitive Agreement
Item 2.01.    Completion of Acquisition or Disposition of Assets.

         On March 17, 2005 the Registrant's newly formed subsidiary, CAGI Transition, Inc., merged with Chiriquitos Mining, Inc., a Wyoming corporation. Chiriquitos Mining was the survivor in the merger. In connection with the merger, the 20 shareholders of Chiriquitos received 20,000,000 shares of Registrant common stock, or 95.1% of the total 21,023,500 shares outstanding after the consummation of the acquisition. In addition, the Registrant assumed the outstanding $100,000 principal amount of Chiriquitos Mining's 1.5% Convertible Debenture due December 31, 2006. The Registrant also issued 1,100,000 shares on March 17, 2005 upon conversion of $11,000 of the convertible debenture of Chiriquitos Mining, Inc. which was assumed by the Registrant in the merger. As a result, as of March 14, 2005 there are 22,123,500 shares of common stock outstanding.

         Chiriquitos Mining has acquired an option to acquire the Los Gavilanes mining concession. The option was acquired by Chiriquitos Mining  from Minera Holmex S.A. de C.V.and International
 American Resources Inc.   The owner
of the mining concession, Sr.  Modesto Rivas Beltran of Culiacan, Sinaloa,
 Mexico, purchased the property in
December, 1989. Los Galivanes has significant evidence of gold deposits.

         The total purchase price for the property under the option agreement will be $805,000, of which $10,000 has been paid, and an additional $5,000 must be paid by April 3, 2005. The remaining schedule of payments to maintain the option for the property is as follows. All option payments are to be credited to the payment of the purchase price if the option is exercised.

                  Payment Due Date               Cash
                  -----------------------------------
                  November 1, 2005                       US$25,000
                  February 10, 2006              US$25,000
                  August 10, 2006                      US$30,000
                  February 10, 2007                   US$30,000
                  August 10, 2007                      US$40,000
                  February 10, 2008          US$40,000
                  August 10, 2008                      US$50,000
                  February 10, 2009                   US$50,000
                  August 10, 2009                      US$60,000
                  February 10, 2010                   US$60,000
                  August 10, 2010                      US$65,000
                        The total would be                   US$500,000

         A final payment of three hundred five thousand dollars ($305,000) shall be due and payable on the 10th of February, 2011, to be paid in cash. Mr. Rivas Beltran is entitled to a perpetual 3% royalty on net proceeds from smelter payments, but there is no guaranteed royalty.

Item 3.02 Unregistered Sales of Equity Securities
Recent Sales of Unregistered Securities

         The Registrant issued 10,000,000 shares of its common stock as of March 17, 2005 to 20 persons in connection with the merger of its wholly owned subsidiary, CAGI Transition, Inc., with Chiriquitos Mining, Inc. As a result of the merger, the 20 shareholders of Chiriquitos Mining received 10,000,000 shares of Registrant common stock in exchange for all of their shares of Chiriquitos Mining. The exemption relied upon was Section 4(2) of the Securities Act, since the shares were not offered to the public. No public solicitation or advertising was utilized in the transaction.

         In addition, the Registrant issued 1,100,000 shares on March 14, 2005 upon conversion of $10,000 of the outstanding $100,000 convertible debenture of Chiriquitos Mining, Inc. which was assumed by the Registrant in the merger. The exemptions relied upon was Section 4(2) of the Securities Act as a non public offering, and also Section 3(a)(9) of the Securities Act which section exempts exchanges of securities with between an issuer and its securityholders. The convertible debenture was issued by Chiriquitos Mining under Rule 504. A Notice of Sale on Form D was filed by Chiriquitos Mining, Inc.

Item 5.01 Changes in Control of Registrant

              The names of the current directors and executive officers of the Registrant and holders of more than 5% of the outstanding shares of common stock and the number of shares held and the percentage of the total issued and outstanding Common Stock (the only voting security) of the Registrant owned by each of them are as follows.

                                                                        Number                     Percentage
                                                                       of Shares                    of Shares
   Name                         Office                                 Owned(1)                       Owned

Daniel Enright                Chief Executive and Financial  Officer
                                and Director                                     0                          --

All officers
  and directors
  as a group (1 persons)                                                         0                          --

(1) Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

Item 9.01.  Financial Statements and Exhibits

         2.1 Articles of Merger between Chiriquitos Mining, Inc., CAGI Transition, Inc. and the Registrant, as filed with the Wyoming Secretary of State.
          10.1. Mining Option Agreement dated March 12, 2005 between Chiriquitos Mining, Inc. Minera Holmex S.A. de C.V., and International American
 Resources Inc.
         21. Subsidiaries of the Registrant. Chiriquitos Mining, Inc. is a wholly owned Wyoming subsidiary. No trade names are employed.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 22, 2005

                                                       CAPITAL HILL GOLD, INC.



                                                       By: /s/ Daniel Enright
                                                            Daniel Enright
                                                          President and Chief
                                                        Financial Officer